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                                                                    EXHIBIT 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Green Tree Financial Corporation:



We consent to incorporation by reference of our report dated January 27, 1998, relating to the consolidated balance sheet of Green Tree Financial Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1998 Form 10-K of Green Tree Financial Corporation, in the following Registration Statements of Green Tree Financial Corporation: No. 333-63265 on Form S-3, No. 333-63305 on Form S-3, No. 333-52233 on Form S-3 and
No. 333-48179 on Form S-3. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.

                                                           KPMG Peat Marwick LLP
Minneapolis, Minnesota
March 30, 1999